Exhibit 99.2

Laird Superfood Announces Leadership Transition

SISTERS, Oregon – August 11, 2021 – Laird Superfood, Inc. (NYSE American: LSF) (“Laird Superfood”, “we” and “our”), today announced that Paul Hodge, Jr. will begin transitioning to a non-executive role and stepping down as President and Chief Executive Officer once a successor is named. The Company’s Board of Directors has commenced a search for his successor.

“It has been a privilege to lead this company for the past six years and I’m extremely proud of all we’ve accomplished together,” said Mr. Hodge. “In a short period of time we’ve gone from ideation to creating a leading consumer brand and dominant omnichannel platform while staying true to our values around high-quality, natural ingredients and sustainability. My deep passion for this Company is widely known as is my commitment to its long-term success for all stakeholders. As a large shareholder myself, I recognize the benefit that complementary platform expertise would bring to accelerating growth on the path to becoming the multi-billion dollar business to which we aspire. So the search is underway for a person who shares our passion, vision and values for the Laird Superfood brand along with possessing other key attributes including large CPG experience. I thank you all for your support. The next chapter of growth for Laird Superfood is underway, it’s going to be an exciting journey.”

“We are grateful for Paul’s vision in inventing and building the Laird Superfood brand from the ground up, and his leadership throughout a period of rapid growth,“ said Geoffrey Barker, Chairman of the Board of Directors. “He and his team have created significant value for our customers and shareholders. On behalf of the entire Board, I want to thank Paul for his efforts in making Laird Superfood the unique, dynamic company it is today, well positioned for substantial long-term growth. Paul will remain a valued member of the Company’s Board of Directors and we look forward to continuing our work together.”

About Laird Superfood

Laird Superfood, Inc. creates award-winning, plant-based superfood products that are both delicious and functional. The Company’s products are designed to enhance your daily ritual and keep consumers fueled naturally throughout the day. The Company was co-founded in 2015 by the world’s most prolific big-wave surfer, Laird Hamilton. Laird Superfood’s offerings are environmentally conscientious, responsibly tested, and made with real ingredients. Shop all products online at lairdsuperfood.com and join the Laird Superfood community on social media for the latest news and daily doses of inspiration.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Laird Superfood’s future financial performance, including our outlook for fiscal year 2021. These forward-looking statements are based on Laird Superfood’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Laird Superfood’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The risks and uncertainties referred to above include, but are not limited to: (1) the effects of the current COVID-19 pandemic, or of other global outbreaks of pandemics or contagious diseases or fear of such outbreaks, including on our supply chain, the demand for our products, and on overall economic conditions and consumer confidence and spending levels; (2) our expectations regarding our revenue, expenses, including shipping expenses, and other operating results; (3) our ability to acquire new direct and wholesale customers and successfully retain existing customers; (4) our ability to attract and retain our suppliers, distributors and co-manufacturers, and effectively manage their costs and performance; (5) our expectations regarding real or perceived quality with our products or other issues that adversely affect our brand and reputation; (6) our ability to innovate on a timely and cost-effective basis, predict changes in consumer preferences and develop successful new products, or updates to existing products, and develop innovative marketing strategies; (7) expectations regarding prices and availability of raw materials and other inputs, a substantial amount of which come from a limited number of suppliers outside the United States, including in areas which may be adversely affected by climate change; (8) effects of changes in the tastes and preferences of our consumers and consumer preferences for natural and organic food products; (9) the financial condition of, and our relationships with, our suppliers, co-manufacturers, distributors, retailers and foodservice customers, as well as the health of the foodservice industry generally; (10) effects of real or perceived quality or health issues with our products or other issues that adversely affect our brand and reputation; (11) the ability of ourselves, our suppliers and co-manufacturers to comply with food safety, environmental or other laws or regulations; (12) our plans for future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements; (13) the costs and success of our marketing efforts, and our ability to promote our brand; (14) our reliance on our executive team and other key personnel and our ability to identify, recruit and retain skilled and general working personnel; (15) our ability to effectively manage our growth; (16) our ability to compete effectively with existing competitors and new market entrants; (17) the impact of adverse economic conditions; and (18) the growth rates of the markets in which we compete.

Contact

ICR

Reed Anderson

646-277-1260

Reed.Anderson@icrinc.com